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                                                                    EXHIBIT 3.1

             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                         eMED TECHNOLOGIES CORPORATION



     Scott S. Sheldon and Christine Chung hereby certify that:

A. They are the duly elected and acting President and Secretary, respectively, of eMed Technologies Corporation, a Delaware corporation.

B. The original name of this corporation is Teleradiology Services Incorporated and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is March 17, 1992.

C. The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

1.   CORPORATE NAME.

     The name of the corporation is eMed Technologies Corporation (the
"Company").

2.   REGISTERED AGENT.

     The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, in the City of Wilmington, New Castle County, Delaware 19805. The name of the Company's registered agent at said address is Corporation Service Company.

3.   CORPORATE PURPOSE.

     The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

4.   CAPITAL STOCK

     4.1 Authorized Stock. This Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Company is authorized to issue is 50,000,000 shares, 35,000,000 shares of which will be Common Stock (the "Common Stock") and 15,000,000 shares of which will be Preferred Stock. The Preferred Stock will have a par value of $0.01 per share and the Common stock will have a par value of $0.01 per share.

     4.2 Undesignated Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the

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limitations and restrictions stated in this Restated Certificate of
Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series will be so decreased, the shares constituting such decrease will resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

5.   BYLAWS.

     The Board of Directors will have the power to adopt, amend or repeal the bylaws of the Company, subject to any consent or approval that may be required by the terms of any Preferred Stock.

6.   ELECTIONS OF DIRECTORS.

     Election of directors need not be by written ballot unless the bylaws of the Company so provide. Except as otherwise provided in this Restated Certificate of Incorporation, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. One class shall originally serve for a term expiring a the annual meeting of stockholders to be held in 2000, another class shall originally serve for a term expiring at the annual meeting of stockholders to be held in 2001, and another class shall originally serve for a term expiring at the annual meeting of stockholders to be held in 2002, with each member of each class to hold office until a successor is elected and qualified. At each annual meeting of stockholders of the Company and except as otherwise provided in this Restated Certificate of Incorporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term of three years. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the bylaws of the Company, the provisions of this Section 6 may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of at least 75% of the combined voting power of the then outstanding shares of the Company's capital stock entitled to vote generally, voting together as a single class.

7.   LIMITATION ON LIABILITY; INDEMNITY.

     7.1 Liability. A director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

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     7.2  Indemnity.

          (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by the Company to the fullest extent permitted by Delaware law; provided, however, that the foregoing will not require the Company to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. The right to indemnification conferred in this Section 7.2 will include the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its disposition to the fullest extent permitted by Delaware law. The right to indemnification conferred in this Section 7.2 will be a contract right. Any person seeking indemnification under this Section 7.2 will be deemed to have met the standard of conduct required for indemnification unless the contrary will be established.

          (b) The Company may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Company to such extent and to such effect as the Board of Directors will determine to be appropriate and permitted by Delaware law.

          (c) The Company will have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under Delaware law.

          (d) The rights and authority conferred in this Section 7 will not be exclusive of any other right which any person may otherwise have or hereafter acquire.

          (e) Neither the amendment nor repeal of this Section 7, nor the adoption of any provision of the Restated Certificate of Incorporation or the bylaws of the Company, nor, to the fullest extent permitted by Delaware law, any modification of law, will eliminate or reduce the effect of this Section 7 in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

8.   AMENDMENTS.

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     The Company reserves the right to amend this Restated Certificate of
Incorporation in any manner permitted by Delaware law.

9.   BOOKS.

     The books of the Company may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

10.  ACTION BY CONSENT.

     If at any time the Company shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

D. This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Company.

E. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Company. A majority of the outstanding shares of Common Stock and at least 2/3 of the outstanding shares of each outstanding series of Preferred Stock approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice of such was given by the Company in accordance with said Section 228.

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     The Company has caused this Amended and Restated Certificate of
Incorporation to be signed by the President and the Secretary in Lexington, Massachusetts, this __ day of ______________, 1999.


                                   eMED TECHNOLOGIES CORPORATION


                                   By:_____________________________________
                                        Name:  Scott S. Sheldon
                                        Title:  President


ATTEST:


By:_______________________________
     Name:  Christine Chung
     Title:  Secretary

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